UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Separation

On December 12, 2023, UGI Corporation, a Pennsylvania corporation (the “Company”), announced that Roger Perreault will cease to serve in his position as President and Chief Executive Officer of the Company and as a member of the Board of Directors (the “Board”) (and all committees thereof) of the Company, effective December 12, 2023. Mr. Perreault’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board treated Mr. Perreault’s departure from the Company as an involuntary termination other than a Termination for Cause for purposes of (and as defined in) the Company’s Executive Severance Plan (the “Severance Plan”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 5, 2021. Mr. Perreault is entitled to receive the severance benefits set forth in the Severance Plan in exchange for timely executing and not revoking a general release of claims against the Company.

Appointment of Interim Chief Executive Officer

On December 12, 2023, the Board appointed Mario Longhi as Interim President and Chief Executive Officer (the “Interim President and CEO”), effective as of December 12, 2023. Mr. Longhi will continue to serve as a director on the Board, a role in which he has served since 2020. In connection with his appointment as Interim President and CEO, Mr. Longhi stepped down from the Compensation and Management Development Committee and the Corporate Governance Committee of the Board, effective as of December 12, 2023.

Mr. Longhi, age 69, previously served as the Chief Executive Officer of United States Steel Corporation, a leading integrated steel producer. Mr. Longhi was formerly President and Chief Executive Officer (September 2013 to February 2017), President and Chief Operating Officer (June 2013 to September 2013), and Executive Vice President and Chief Operating Officer (July 2012 to June 2013) of United States Steel Corporation. Prior to United States Steel Corporation, Mr. Longhi spent 23 years at Alcoa, Inc. where he served in various leadership roles across multiple different global business divisions. Mr. Longhi previously was a director of Harsco Corporation, a global provider of environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector, and ITT Inc., a leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and oil and gas markets.

In connection with his appointment as Interim President and CEO, the Company entered into an offer letter (the “Offer Letter”) with Mr. Longhi, effective as of December 12, 2023. Pursuant to the Offer Letter, Mr. Longhi will receive (i) an annual base salary of $1,000,000, (ii) restricted stock units (“RSUs”) with a grant-date fair value of $2,500,000, pursuant to the Company’s 2021 Incentive Award Plan, which RSUs will vest in full on the one-year anniversary of December 12, 2023 and subject to Mr. Longhi’s continued service as Interim President and CEO and/or as a member of the Board and (iii) a cash bonus with a target of 125% of Mr. Longhi’s base salary, with the actual amount to be based on the Company’s achievement of earnings per share (EPS) goals for Fiscal Year 2024 and individual goals established and approved by the Board or a subcommittee thereof, and the actual amount (if any) will be determined by the Board or its committee, in its sole discretion and pro-rated from December 12, 2023 to September 30, 2024. In addition, Mr. Longhi will be entitled to all benefits available to other executives of the Company, except for the Company’s Executive Employee Severance Plan and 2009 Supplemental Executive Retirement Plan. While serving as Interim President and CEO, Mr. Longhi will not be eligible to receive compensation under the Company’s director compensation program.

Other than as disclosed in this Current Report, there are no arrangements or understandings between Mr. Longhi and any other persons, pursuant to which Mr. Longhi was appointed as the Interim President and CEO. There are also no family relationships among any of the Company’s other directors or executive officers and Mr. Longhi, and Mr. Longhi does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosures.

On December 12, 2023, the Company issued a press release entitled “UGI Corporation Announces Leadership Transition,” a copy of which is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 12, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

Date: December 12, 2023	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary